As filed with the Securities and Exchange Commission on August 31, 2021

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Professional Holding Corp.

(Exact name of registrant as specified in its charter)

Florida	46-5144312
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

396 Alhambra Circle, Suite 255

Coral Gables, Florida, 33134

(786) 483-1757

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel R. Sheehan

Chairman & Chief Executive Officer

Professional Holding Corp.

5100 PGA Boulevard, Suite 101

Palm Beach Gardens, Florida, 33418

(561) 720-1717

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Michael C. Sontag General Counsel Professional Holding Corp. 5100 PGA Boulevard, Suite 101 Palm Beach Gardens, Florida, 33418[1] (561) 720-1713	Brandon C. Price Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer		☐	Accelerated filer
☐	Non-accelerated filer	(Do not check if a smaller reporting company)	☒	Smaller reporting company
☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Max. Proposed Offering Price Per Share	Proposed Max. Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock (secondary offering), $0.01 par value per share	417,111(1)	$19.00 (2)	$7,875,055.68	$864.63(3)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Class A Common Stock, par value $0.01 per share (the “common stock”), registered hereby shall include an indeterminable number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or other similar event. No additional consideration will be received for any shares of common stock issued in connection with any such event(s) and as a result, no registration fee is required to be paid for these shares pursuant to Rule 457(i) under the Securities Act.

(2)

Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act, based on the average of the high and low prices of $19.41 and $18.60, respectively, of the registrant’s common stock on the Nasdaq Global Select Market on August 30, 2021.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act at a rate equal to $109.10 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 31, 2021

PROSPECTUS

Professional Holding Corp.

417,111 Shares of Class A Common Stock

This prospectus relates to the resale of up to 417,111 of our Class A Voting Common Stock, par value $0.01 per share (the “Class A Common Stock”) by the selling stockholder named in this prospectus. We are not offering any shares of Class A Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares covered hereby.

We are registering the shares of Class A Common Stock covered by this to satisfy obligations pursuant to registration rights agreements between us and the selling stockholder (the “Registration Rights Agreement”). See “Selling Stockholder” beginning on page [•] of this prospectus for more information about the Registration Rights Agreements.

The selling stockholder may offer and sell or otherwise dispose of the shares of Class A Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. Pursuant to the Registration Rights Agreement, we will bear the expenses (excluding any underwriting fees, discounts or commissions) incurred in connection with the registration of the shares covered by this prospectus. See “Plan of Distribution” beginning on page [•] of this prospectus for more information about how the selling stockholder may sell their shares of common stock.

Our Class A Common Stock is listed on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “PFHD.” The last reported closing price of our common stock on the NASDAQ on August 30, 2021 was $19.00 per share.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our Class A Common Stock involves a high degree of risk. You should carefully read and consider the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page 2of this prospectus and in the applicable prospectus supplement before investing in any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Shares of our Class A Common Stock are not deposits, savings accounts or other obligations of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is August 31, 2021.

i

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, we use the terms “Professional Holding Corp.,” the “Company,” “we,” “us” and “our” to refer to Professional Holding Corp., a Florida corporation.

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”). Under this registration statement, the selling stockholder may sell, at any time and from time to time, in one or more offerings, up to 417,111 shares of Class A Common Stock. When the selling stockholder elect to make an offer of any Class A Common Stock described in this prospectus, pursuant to this registration statement, a prospectus supplement, if required, may be distributed that will contain specific information about the terms of that offering. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in our securities.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf to which we have referred you. Neither the Company nor the selling stockholder and its permitted transferees has authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. These securities are not being offered in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any free writing prospectus is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations or cash flows may have changed since the date of the applicable document.

This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor it is an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the common stock that includes important business and financial information about us that is not included in or delivered with this prospectus. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or other documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or the matter involved.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov/edgar.shtml. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

You may obtain copies of the information and documents incorporated by reference in this prospectus at no charge by writing or telephoning us at the following address or telephone number:

Professional Holding Corp.

5100 PGA Boulevard, Suite 101

Palm Beach Gardens, FL, 33418

(561) 868-9040

Attention: Investor Relations

We also maintain a website at http://www.proholdco.com. We will, as soon as reasonably practicable after the electronic filing of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports (if applicable), make available such reports free of charge on our website. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part and you should not rely on any such information in making your decision whether to purchase our securities.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference are (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 26, 2021;
●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 17, 2021;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021;
●	our Current Reports on Form 8-K filed with the SEC on January 8, 2021; January 29, 2021; February 1, 2021; March 17, 2021; March 26, 2021; April 28, 2021; May 5, 2021; May 12, 2021; and May 25, 2021;
●	our proxy statement on Schedule 14A for the 2021 Annual Meeting of Stockholders, filed with the SEC on April 29, 2021;
●	the description of our common stock set forth in our registration statement on Form S-1, filed on January 6, 2020, including any and all amendments and reports filed for the purpose of updating that description; and
●	all documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this prospectus.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as “cautionary statements,” are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All forward-looking information in this prospectus and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results may include, among other things:

●	The strength of the United States economy, in general, and the strength of the local economies in which we conduct operations;
●	our ability to successfully manage interest rate risk, credit risk, liquidity risk, and other risks inherent to our industry;
●	potential disruptions from viruses and pandemics, including the duration and severity of the COVID-19 pandemic, including the delta and other variants thereof, both in our principal area of operations and nationally, including the ultimate impact of the pandemic on the economy in general and on our operations;

●	the effects of our lack of a diversified loan portfolio and concentration in the South Florida market, including the risks of geographic, depositor, and industry concentrations, including our concentration in loans secured by real estate;
●	the frequency and magnitude of foreclosure of our loans;
●	our ability to fund and manage our growth, both organic growth as well as growth through other means, such as future acquisitions;
●	acquisition integration risks, including potential deposit attrition, higher than expected costs, customer loss, business disruption and the inability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations;
●	the accuracy of our financial statement estimates and assumptions, including the estimates used for our loan loss reserve and deferred tax asset valuation allowance;
●	changes in accounting principles, policies, practices or guidelines, including the effects of forthcoming CECL implementation;
●	legislative or regulatory changes;
●	the Bank’s ability to make cash distributions to us and our ability to declare and pay dividends, the payment of which is subject to our capital and other requirements;
●	increased competition and its effect on pricing of our products and services as well as our margins;
●	changes in the securities, real estate markets and commodities markets;
●	our ability to attract and retain highly qualified personnel;
●	technological changes;
●	cybersecurity risks including security breaches, computer viruses, data processing system failures and errors, and identity theft, could result in the disclosure of confidential information;
●	our ability to manage operational risks, including, but not limited to, client, employee, or third-party fraud;
●	changes in monetary and fiscal policies of the United States Government and the Federal Reserve;
●	inflation, interest rate, unemployment rate, market, and monetary fluctuations;
●	the efficiency and effectiveness of our internal control environment;
●	the ability of our third-party service providers’ to continue providing services to us and clients without interruption;
●	the effects of harsh weather conditions, including hurricanes, and man-made disasters;
●	potential business interruptions from catastrophic events such as terrorist attacks, active shooter situations, and advanced persistent threat groups;

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●	the willingness of clients to accept third-party products and services rather than our products and services and vice versa;
●	changes in consumer spending and saving habits;
●	growth and profitability of our noninterest income;
●	anti-takeover provisions under federal and state law as well as our governing documents.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not, in fact, occur. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being registered hereby, and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase shares of our common stock from the selling stockholder.

Professional Holding Corp.

Professional Holding Corp., a Florida corporation is the bank holding company for Professional Bank, a Florida banking corporation (the “Bank”). The Company is registered as a financial holding company pursuant to the Bank Holding Company Act of 1956, as amended, and is subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). We were incorporated in 2014 and are headquartered in Coral Gables, Florida. We operate primarily through our wholly owned subsidiary, Professional Bank, a Florida state-chartered bank, which commenced operations in 2008. We focus on providing creative, relationship-driven commercial banking products and services designed to meet the needs of our clients. Our clients are small to medium sized businesses, the owners and operators of these businesses, and other professionals and entrepreneurs. We conduct our banking operations from nine branch locations and two loan production offices in the regional areas of Miami, Broward, Palm Beach, Duval (Jacksonville), Hillsborough and Pinellas (Tampa Bay) counties. Not including investment banks, savings and loan associations or non-us parent banks we are the eleventh largest independent community bank in Florida. Additionally, we have a Digital Innovation Center located in Cleveland, Ohio; in November 2020 we opened a loan production office in New England that specializes in search fund lending; and in July 2021 we opened loan production offices in Tampa, Florida and Jacksonville, Florida.

Our Digital Innovation Center in Cleveland supports our investments in digital and technology. We have successfully recruited technology professionals from national banking institutions and global consulting firms with experience in transformational digital experiences and capabilities. This team has successfully executed on our integration of Marquis Bancorp, Inc., whom we acquired in March 2020, as well as deployed competitively differentiated digital assets such as our real-time person-to-person, or P2P, payments offering service. We believe that our technology platform allows us to compete with larger financial institutions by offering a cutting-edge digital client experiences that can be specifically tailored to multiple demographics, while also continuing the customized concierge service that our clients have come to expect.

On February 7, 2020, we completed our initial public offering of 3,565,000 shares of our Class A Common Stock. The principal market on which our Class A Common Stock trades is the NASDAQ under the symbol “PFHD.”

Corporate Information

Our principal executive office is located at 396 Alhambra Circle, Suite 255, Coral Gables, Florida 33134, and our telephone number is (786) 483-1757 and our website is www.proholdco.com. The information on our website does not form a part of and is not incorporated by reference into this prospectus.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies.

We may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of our initial public offering (which will be on December 31, 2025) or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.07 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one Annual Report on Form 10-K) or we issue more than $1 billion of non-convertible debt securities over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. Accordingly, the information contained in our public filings may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies.

The Offering

The selling stockholder named in this prospectus may offer and sell up to 417,111 shares of our Class A Common Stock. Our Class A Common Stock is currently listed on the Nasdaq Global Select Market under the symbol “PFHD.” Shares of our Class A Common Stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholder of any of the common stock covered by this prospectus.

Throughout this prospectus, when we refer to the shares of our Class A Common Stock being registered on behalf of the selling stockholder for offer and sale, we are referring to the shares that are being registered pursuant to the terms of the Registration Rights Agreement (as amended from time to time, the “Registration Rights Agreement”), dated as of February 17, 2017, by and between the Company and BayBoston Capital L.P. (“BayBoston”).

When we refer to the selling stockholder in this prospectus, we are referring to the holders of registration rights under the Registration Rights Agreement and its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See “Selling Stockholder” beginning on page [•] of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in Item 1A, Risk Factors, beginning on page 11 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 26, 2021, and incorporated by reference into this prospectus; in Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 17, 2021, and incorporated by reference into this prospectus; in Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021, and incorporated by reference into this prospectus; and in any subsequent filings with the SEC that may be incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information in this prospectus and any accompanying prospectus supplement before purchasing our securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

We have identified a material weakness in our internal control over financial reporting, and we cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results or prevent fraud, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Management maintains and regularly monitors, reviews, and updates the Company’s internal control over financial reporting and disclosure controls and procedures. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on our business, results of operations, and financial condition. The Company’s management, with the supervision of the Chief Accounting Officer and the Chief Executive Officer, conducted an evaluation of the Company’s internal control over financial reporting and disclosure controls and procedures as of December 31, 2020. Based on that evaluation, management determined that, as of December 31, 2020, management observed deficiencies associated with infrequent significant transactions in the Company’s control environment. On a standalone basis these items do not rise to a material weakness; however, in the aggregate, they result in a material weakness. The control deficiencies related to controls that addressed Accounting for Participation Loan Sales, Recording of Inter-company Capital Transactions, and Business Combination Accounting.

The Company has developed and is in the process of implementing controls and procedures as part of the remediation efforts in connection to the identified deficiencies described above. The Chief Executive Officer and Chief Accounting Officer concluded that, as of June 30, 2021, our disclosure controls and procedures were not effective as of such date. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements would not be prevented or detected on a timely basis. The material weakness identified in management’s report did not result in any material misstatement in our consolidated financial statements or any changes to previously reported financial results.

As discussed above, we have implemented remedial measures intended to address the control deficiencies that led to the material weakness. However, if the remedial measures we have implemented are insufficient, or if additional material weaknesses, or significant deficiencies in our internal control over financial reporting or in our disclosure controls and procedures occur in the future, we may not be able to report our financial results in an accurate and timely manner, prevent or detect fraud, or provide reliable financial information pursuant to our reporting obligations, which could have a material adverse effect on our business, financial condition, and results of operations.

USE OF PROCEEDS

We are registering these shares pursuant to registration rights granted to the selling stockholder. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition by the selling stockholder or its transferees of the shares of Class A Common Stock covered hereby. We have agreed to bear the costs associated with this registration in accordance with the Registration Rights Agreements (excluding any underwriting fees, discounts or commissions). See “Selling Stockholder” and “Plan of Distribution” described below.

SELLING STOCKHOLDER

This prospectus relates to the possible resale of up to a total of 417,111 shares of our Class A Common Stock by BayBoston. BayBoston may from time to time offer and sell pursuant to this prospectus all, some or none of the shares of our Class A Common Stock being registered. Pursuant to the Registration Rights Agreement, we agreed to file the registration statement of which this prospectus forms a part to cover the resale of the shares issued to BayBoston, and to keep such registration statement effective until all of the shares of Class A Common Stock so registered have been disposed of. The shares of Common Stock being registered pursuant to this Registration Statement were issued by the Company to and purchased by BayBoston in two separate private placement transactions, with the first transaction occurring on April 1, 2015 and the second transaction occurring on February 17, 2017. Carlos Garcia, a member of the Company’s Board of Directors since 2015, has served as the Chief Executive Officer of BayBoston Managers LLC, since 2014 and the Managing Partner and Founder of the BayBoston family of funds since 2013. Mr. Garcia is the designee of BayBoston pursuant to its right to appoint a director under its letter agreement with the Company.

Registration of Shares under Registration Rights Agreements

We are registering the shares in accordance with the terms of the corresponding Registration Rights Agreement to permit selling stockholder identified below, or its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to sell, resell or otherwise dispose of the shares in a manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). Throughout this prospectus, when we refer to the selling stockholder in this prospectus we are referring to the holder of registration rights under the Registration Rights Agreement and, as applicable, its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholder.

The following table sets forth information relating to the selling stockholder as of August [13], 2021, based on information supplied to us by the selling stockholder. We have not sought to verify such information. Information concerning the selling stockholder may change over time, including by the addition of additional selling shareholders. If necessary, we will supplement this prospectus accordingly. The percentage of shares of Class A Common Stock beneficially owned is based on [•] shares of our Class A Common Stock outstanding at the close of business on August [13], 2021, determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

	Beneficial Ownership Prior to the Offering			Shares Beneficially Owned After Offering (1)
Name of Selling Stockholder	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares Being Registered for Resale	Number of Shares	Percentage of Outstanding Common Stock
BayBoston Capital L.P.
1280 Centre St., Suite 2 Newton Centre, Massachusetts 02459	417,111	3.1%	411,111	0	—

(1)	Assumes the sale of all shares offered by this prospectus by the selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholder may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

●	to or through underwriters, brokers or dealers;
●	directly to one or more other purchasers;
●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	through agents on a best-efforts basis; or
●	otherwise through a combination of any of the above methods of sale.

The selling stockholder may also sell its shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than this prospectus.

In addition, the selling stockholder may enter into option, share lending or other types of transactions that require the selling stockholder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. The selling stockholder may also enter into hedging transactions with respect to our securities. For example, the selling stockholder may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;
●	sell shares of common stock short and deliver the shares to close out short positions;
●	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or
●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

●	the offering terms, including the name or names of any underwriters, dealers or agents;
●	the purchase price of the securities and the net proceeds to be received by us from the sale;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
●	any public offering price; or
●	any discounts or concessions allowed or reallowed or paid to dealers.

If the selling stockholder use underwriters or dealers in the sale, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices;
●	at varying prices determined at the time of sale; or
●	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, the selling stockholder may sell the common stock through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or the selling stockholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. The selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or the selling stockholder pay for solicitation of these delayed delivery contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and by the selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.

Our common stock is listed on the NASDAQ under the symbol “PFHD.” Common stock sold under this prospectus will be listed on the NASDAQ, upon official notice of issuance. Any underwriters to whom securities are sold by the selling stockholder for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

DESCRIPTION OF CAPITAL STOCK

The following description summarizes certain material terms of our Articles of Incorporation and our Bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our Articles of Incorporation and our Bylaws, copies of which are filed as exhibits to our Annual Reports on Form 10-K.

General

We are incorporated in the State of Florida. The rights of our shareholders are generally governed by Florida law and our Articles of Incorporation and Bylaws (each as may be amended and restated from time to time). The terms of our capital stock are therefore subject to Florida law, including the Florida Business Corporation Act, or FBCA, and the common and constitutional law of Florida.

Our Articles of Incorporation authorize us to issue up to 50,000,000 shares of Class A Common Stock, par value $0.01 per share, 10,000,000 shares of Class B Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, or preferred stock. The authorized but unissued shares of our capital stock are available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. As of August [13], 2021, [•] shares of Class A Common Stock were issued and outstanding. As of August [13], 2021, there are no shares of Class B Common Stock or preferred stock issued and outstanding.

Common Stock

Voting. Each holder of our Class A Common Stock is entitled to one vote on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our Class B Common Stock are not entitled to vote on any matters submitted to a vote of shareholders, except as otherwise required by law. The members of our Board are divided into three classes serving staggered three-year terms and are elected by a plurality of the votes cast. Our Articles of Incorporation expressly prohibit cumulative voting.

Dividends and Other Distributions. Subject to certain regulatory restrictions, all shares of our common stock, including our Class A Common Stock and Class B Common Stock, are entitled to share equally in dividends when, as, and if declared by our Board. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, all shares of our common stock would be entitled to share equally in all of our remaining assets available for distribution to our shareholders after payment of creditors and subject to any prior distribution rights related to our preferred stock. We have never paid any cash dividends on our common stock and we do not intend to pay dividends for the foreseeable future.

The Federal Reserve Board has established guidelines with respect to the maintenance of appropriate levels of capital by registered bank holding companies such as the Company. Compliance with such standards, as presently in effect, or as they may be amended from time to time, could possibly limit the amount of dividends that we may pay in the future. As a general matter, the Federal Reserve Board has expressed a view that a holding company experiencing earnings weaknesses should not pay cash dividends exceeding its net income, or which could only be funded in ways that weaken the holding company’s financial health, such as by borrowing. Our ability to pay dividends and make other distributions to our shareholders depends in part upon the receipt of dividends from the Bank and is limited by federal law. The Bank is a legal entity separate and distinct from the Company. As a depository institution, the deposits of which are insured by the FDIC, the Bank’s primary federal regulator, the Federal Reserve Board, is authorized, and under certain circumstances is required, to determine that the payment of dividends or other distributions by a bank would be an unsafe or unsound practice and to prohibit that payment. The Florida Financial Institutions Code generally allows a Florida bank to pay dividends on common stock up to an amount equal to the bank’s retained earnings for the prior two fiscal years, plus the amount of any net profits for the current year-to-date period. Additionally, as discussed below, the Federal Deposit Insurance Act, or FDIA, generally prohibits an insured depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its parent holding company if the depository institution would thereafter be undercapitalized.

The FDIA requires the federal banking regulators to take “prompt corrective action” in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. Under the FDIA, insured depository institutions are divided into five capital tiers: “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized.”  The FDIA generally prohibits an FDIC-insured depository institution from making any capital distribution (including payment of dividends) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are also (a) subject to restrictions on borrowing from the Federal Reserve System (b) subject to growth limitations and (c) required to submit capital restoration plans. An insured depository institution’s holding company must guarantee the capital plan up to certain amounts for the plan to be accepted by the applicable federal regulatory authority. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

Preemptive Rights. Our Articles of Incorporation prohibit holders of our common stock from having preemptive or subscription rights to acquire any part of any new or additional issue of stock of any class whether now or hereafter authorized, or of any bond, debentures, notes or other securities.

Restrictions on Ownership. The BHC Act of 1956, as amended, or the BHC Act, generally permits a company to acquire control of the Company with the prior approval of the Federal Reserve Board. However, any such company is restricted to banking activities, other activities closely related to the banking business as determined by the Federal Reserve Board and, for some companies, certain other financial activities. The BHC Act defines control in general as ownership of 25% or more of any class of voting securities, the authority to appoint a majority of the board or other exercise of a controlling influence. Federal Reserve Board regulations provide that a company that owns less than 5% of the outstanding shares a class of voting securities of a bank holding company is presumed not to control the bank holding company. In January 2020, the Federal Reserve Board approved the issuance of a final rule (which became effective April 1, 2020) that clarifies and codifies the Federal Reserve’s standards for determining whether one company has control over another. The final rule establishes four categories of tiered presumptions of noncontrol that are based on the percentage of voting shares held by the investor (>5, 5-9.9%, 10-14.9% and 15-24.9%) and the presence of other indicia of control. As the percentage of ownership increases, fewer indicia of control are permitted without falling outside of the presumption of noncontrol. These indicia of control include nonvoting equity ownership, director representation, management interlocks, business relationship and restrictive contractual covenants. Under the final rule, investors can hold up to 24.9% of the voting securities and up to 33% of the total equity of a company without necessarily having a controlling influence. Separately, an individual or company that is not required to register as a bank holding company that acquires 10% or more of a class of voting securities of a bank holding company is presumed, if the bank holding company has registered securities under Section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or if the investor would be the largest holder of that class of securities, to have acquired control and may be required to file a change in control notice with the Federal Reserve Board under the Change in Bank Control Act, or the CBCA.

Preferred Stock

Under our Articles of Incorporation, upon authorization of our Board, we may issue shares of one or more series of our preferred stock from time to time. Our Board may, without any action by holders of our common stock or, except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, holders of preferred stock, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, our Board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock. Our Board has not designated or established any series of preferred stock. The rights of any series of preferred stock may include, among others:

●	General or special voting rights;
●	Preferential liquidation or preemptive rights;

●	Preferential cumulative or noncumulative dividend rights;
●	Preferential cumulative or noncumulative dividend rights;
●	Redemption or put rights; and
●	Conversion or exchange rights.

We may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:

●	Adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;
●	Discourage an unsolicited proposal to acquire us; or,
●	Facilitate a particular business combination involving us.

The existence of shares of authorized undesignated preferred stock enables us to meet possible contingencies or opportunities in which the issuance of shares of preferred stock may be advisable, such as in the case of acquisition or financing transactions. Having shares of preferred stock available for issuance gives us flexibility in that it would allow us to avoid the expense and delay of calling a meeting of shareholders at the time the contingency or opportunity arises. Any issuance of preferred stock with voting rights or which is convertible into voting shares could adversely affect the voting power of the holders of our Class A Common Stock.

Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their shares over our then market price.

Anti-Takeover Effects of Provisions of our Articles of Incorporation, Bylaws and Florida Law

The provisions of the FBCA and our Articles of Incorporation and Bylaws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Election and Removal of Directors. Pursuant to our Bylaws, our Board is divided into three classes with terms ending at our annual meetings of shareholders in 2020, 2021, and 2022, respectively. Upon completion of their respective terms, each class of directors will be elected for a three-year term. Our Articles of Incorporation provide that our directors may be removed only by the affirmative vote of at least 662∕3% of our then-outstanding Class A Common Stock and only for cause. This system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of our directors.

Authorized But Unissued Shares. The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, changes in our management, tender offer, merger or otherwise.

Shareholder Action; Advance Notification of Shareholder Nominations and Proposals. Our Articles of Incorporation and Bylaws require that any action required or permitted to be taken by our shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by written consent. Our Articles of

Incorporation and Bylaws also require that special meetings of shareholders be called by holders of at least 50% of all votes entitled to be cast on the issue proposed to be considered at the special meeting by signing, dating and delivering to our secretary one or more written demands for the meeting that describes the purpose for which the meeting is to be held. In addition, our Bylaws allow special meetings of the shareholders to be held when directed by the Chairman of the Board, the President or the Board of Directors. In addition, our Bylaws provide that candidates for director may be nominated by our Board or by any shareholder of any outstanding class of our capital stock entitled to vote for the election of directors. Nominations by shareholders shall be in writing to our secretary and shall be delivered to or mailed and received at our principal executive offices not less than 120 days and not more than 180 days prior to the date of our notice of annual meeting provided with respect to the previous year’s annual meeting. We may require any proposed nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company. The Chairman of the meeting shall, if the facts warrant, determine and declare in the meeting that a nomination was not made in accordance with the requirements of our Articles of Incorporation and our Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. These provisions may have the effect of deterring unsolicited offers to acquire us or delaying changes in our management, which could depress the market price of our Class A Common Stock.

Amendment of Certain Provisions in Our Organizational Documents. The amendment of provisions contained within our Articles of Incorporation that are (i) inconsistent with the our Bylaws or (i) contained in (a) Article IV(B) related to the designation of rights and authorized number of preferred stock, (b) Article V regarding action by shareholders without a meeting, (c) Article VI related to special meetings of shareholders, (d) Article VIII(B) regarding board vacancies, (e) Article VIII(C) related to the removal of directors, (f) Article IX regarding the power of amending our Bylaws resting with our Board, and (g) Article X regarding amending our Articles of Incorporation, would require approval by holders of at least 662∕3% of the voting power of all of the then outstanding shares of the capital stock then entitled to vote. Our Board may generally amend our Bylaws, from time to time, by majority approval except as otherwise required under the FBCA. These provisions may have the effect of deterring unsolicited offers to acquire us or delaying changes in our governance, which could depress the market price of our Class A Common Stock.

No Cumulative Voting. The FBCA provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless our Articles of Incorporation provide otherwise. Our Articles of Incorporation expressly prohibit cumulative voting.

Exclusive Forum for Certain Shareholder Actions. Our Articles of Incorporation include an exclusive forum provision. This provision provides that the state and federal courts in or for Miami-Dade County, Florida or Palm Beach County, Florida, will be the exclusive forums for (i) any action or proceeding asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of the Company to the Company or the Company’s shareholders; (ii) any derivative action or proceeding brought on behalf of the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the FBCA, or our Articles of Incorporation or Bylaws; or (iv) any action or proceeding asserting a claim governed by the internal affairs doctrine (not included in clauses (i) through (iii)); provided that if such state and federal courts lack personal or subject matter jurisdiction over an action, the sole and exclusive forum for such proceeding will be in another court located in Florida. Any person purchasing or otherwise acquiring any interest in our shares will be deemed to have notice of and have consented to the forum selection clause contained in our Articles of Incorporation. This provision is intended to reduce the risks and costs associated with multijurisdictional litigation and “forum shopping” by plaintiffs by limiting potential plaintiffs’ ability to initiate proceedings of the type described above in courts outside of Miami-Dade and Palm Beach County. However, this provision may limit the ability of a shareholder to bring lawsuits in the shareholder’s preferred venue or make it more difficult or expensive to litigate the foregoing matters. Alternatively, if a court were to find the exclusive forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in jurisdictions outside of Florida, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects. The Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce duties or liabilities created by the Exchange Act. Federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability arising under the U.S. Securities Act of 1933 (the “Securities Act”). We note that there is uncertainty as to whether a court would enforce the exclusive forum provision with regard to any claim over which federal courts may have exclusive jurisdiction, because investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Therefore, it is uncertain whether the exclusive forum provision would apply to claims under the Securities Act or Exchange Act. Although we believe this provision benefits us, it may have the effect of discouraging lawsuits against our directors and officers.

Florida Law and Federal Banking Laws. The FBCA contains a control-share acquisition statute that provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by the class or series, with holders of the outstanding shares of a class or series being entitled to vote as a separate class if the proposed control-share acquisition would, if fully carried out, result in certain changes specified under the statute and each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding shares held or controlled by the acquiring person.

The FBCA also provides that an “affiliated transaction” between a Florida corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the board of directors and by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The FBCA defines an “interested shareholder” as any person who is the beneficial owner of 15% or more of the outstanding voting shares of the corporation, subject to certain exceptions.

Furthermore, the BHC Act and the CBCA, impose notice, application and approvals and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect “control” of bank holding companies. These laws could delay or prevent an acquisition.

Limitation of Liability and Indemnification

Under Section 607.0831 of the Florida Business Corporation Act (the “FBCA”), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision to take or not to take action, or any failure to take any action, as a director, unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes any of the following: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a circumstance under which the transaction at issue is one from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable; (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful or intentional misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0851 of the FBCA, a corporation has power to indemnify any person who is a party to any proceeding (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation against liability incurred in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not meet the relevant standard of conduct described in Section 607.0851 of the FBCA. A corporation also has the power to indemnify a director or an officer in connection with a proceeding by or in the right of the corporation for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA also provides, under Section 607.0852, that a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding. Further, under Section 607.0853 of the FCBA, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if: (a) the director or officer is not entitled to mandatory indemnification under Section 607.0852; and (b) it is ultimately determined that the director or officer has not met the relevant standard of conduct described in Section 607.0851 or the director or officer is not entitled to indemnification under Section 607.0859 (as described below).

Under Section 607.0858 of the FBCA, the indemnification and advancement of expenses provided pursuant to Sections 607.0851, 607.0852 and 607.0853 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors or officers under any provision of its articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors, or otherwise. However, under Section 607.0859, indemnification or advancement of expenses may not be made to or on behalf of any director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (b) a transaction in which the director or officer derived an improper personal benefit; (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable.

In addition to requirements under the FBCA, our Bylaws provide that we shall indemnify our directors, officers, and employees, and may indemnify agents, from any expenses, liabilities or other matters and are similar to the current provisions of the FBCA with respect to indemnification. Our Bylaws provide that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and such person failed to comply with the required standards of conduct. The limitation of liability and indemnification provisions in our Bylaws may discourage our shareholders from bringing a lawsuit against directors for breach of their fiduciary duties and may reduce the likelihood of derivative litigation against directors and officers.

Additionally, we have entered into indemnification agreements with each of our directors that contractually obligate us to indemnify our directors to the fullest extent permitted under applicable law. These agreements generally require both the Company and Bank to indemnify each director if the director is, or is threatened to be made, a party to or a participant in any proceeding, other than a proceeding by or in the right of the Company or the Bank to procure a judgment in the favor of the Company or the Bank or a proceeding by a federal banking agency if the director acted in good faith and in a manner the director reasonably believed to be in, or not opposed to, the best interests of the Company or the Bank, as applicable, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that the director’s conduct was unlawful. Each director is further required to be indemnified for all expenses reasonably incurred by the director or on behalf of the director if the director is, or is threatened to be made, a party to or a participant in any proceeding by or in the right of the Company or the Bank to procure a judgment in favor of the Company or the Bank, provided that the director acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or the Bank. Notwithstanding the foregoing, no indemnification is available to a director in respect of any claim, issue or matter as to which the director is finally adjudged by a court to be liable to the Company, the Bank, or both, as the case may be, unless and only to the extent that the court in which the proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director is fairly and reasonably entitled to indemnification for such expenses. The indemnification agreements also generally provide for indemnification of expenses in connection with certain specific scenarios, including proceedings by federal banking regulators, subject to certain customary exclusions. The indemnification agreements also obligate the Company and Bank to advance expenses to a director, subject to the director’s obligation to repay the advance if and to the extent it is determined that the director is not entitled to be indemnified by the Company or Bank. Our shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.

Listing

Our Class A Common Stock is listed on the Nasdaq Global Market under the symbol “PFHD.”

LEGAL MATTERS

Michael C. Sontag, the Company’s General Counsel and Secretary, will pass upon the validity of the securities being offered hereby. As of August 13, 2021, Mr. Sontag beneficially owned 2,410 shares of the Company’s Class A Common Stock, which represented less than 1.0% of the total outstanding Class A Common Stock of the Company.

EXPERTS

The consolidated financial statements of Professional Holding Corp. appearing in Professional Holding Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2020, incorporated by reference in this prospectus and registration statement, have been audited by Crowe LLP, an independent public accounting firm, as stated in its report included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting fees, discounts and commissions, payable by Professional Holding Corp. (the “Registrant”) in connection with the issuance and distribution of the securities being registered. All amounts are estimates, except the SEC registration and Financial Industry Regulatory Authority, Inc. (“FINRA”) fees. All expenses below are payable by the Registrant and not by the selling stockholder.

SEC registration fee	$	[●]
Printing and engraving expenses		*
Legal and accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Under Section 607.0831 of the Florida Business Corporation Act (the “FBCA”), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision to take or not to take action, or any failure to take any action, as a director, unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes any of the following: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a circumstance under which the transaction at issue is one from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable; (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful or intentional misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0851 of the FBCA, a corporation has power to indemnify any person who is a party to any proceeding (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation against liability incurred in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not meet the relevant standard of conduct described in Section 607.0851 of the FBCA. A corporation also has the power to indemnify a director or an officer in connection with a proceeding by or in the right of the corporation for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA also provides, under Section 607.0852, that a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding. Further, under Section 607.0853 of the FCBA, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if: (a) the director or officer is not entitled to mandatory indemnification under Section 607.0852; and (b) it is ultimately determined that the director or officer has not met the relevant standard of conduct described in Section 607.0851 or the director or officer is not entitled to indemnification under Section 607.0859 (as described below).

Under Section 607.0858 of the FBCA, the indemnification and advancement of expenses provided pursuant to Sections 607.0851, 607.0852 and 607.0853 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors or officers under any provision of its articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors, or otherwise. However, under Section 607.0859, indemnification or advancement of expenses may not be made to or on behalf of any director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (b) a transaction in which the director or officer derived an improper personal benefit; (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable.

Our Bylaws provide that we shall indemnify our directors, officers, and employees, and may indemnify agents, in certain circumstances, from expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with an action, suit or proceeding to which he or she is or was a party, or threatened to be made a party, by reason of his or her position with the Company or because he or she was serving at the request of the Company.

Additionally, we have entered into indemnification agreements with each of our directors that contractually obligate us to indemnify our directors to the fullest extent permitted under applicable law. These agreements generally require both the Company and Bank to indemnify each director if the director is, or is threatened to be made, a party to or a participant in any proceeding, other than a proceeding by or in the right of the Company or the Bank to procure a judgment in the favor of the Company or the Bank or a proceeding by a federal banking agency if the director acted in good faith and in a manner the director reasonably believed to be in, or not opposed to, the best interests of the Company or the Bank, as applicable, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that the director’s conduct was unlawful. Each director is further required to be indemnified for all expenses reasonably incurred by the director or on behalf of the director if the director is, or is threatened to be made, a party to or a participant in any proceeding by or in the right of the Company or the Bank to procure a judgment in favor of the Company or the Bank, provided that the director acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or the Bank. Notwithstanding the foregoing, no indemnification is available to a director in respect of any claim, issue or matter as to which the director is finally adjudged by a court to be liable to the Company, the Bank, or both, as the case may be, unless and only to the extent that the court in which the proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director is fairly and reasonably entitled to indemnification for such expenses. The indemnification agreements also generally provide for indemnification of expenses in connection with certain specific scenarios, including proceedings by federal banking regulators, subject to certain customary exclusions. The indemnification agreements also obligate the Company and Bank to advance expenses to a director, subject to the director’s obligation to repay the advance if and to the extent it is determined that the director is not entitled to be indemnified by the Company or Bank.

Item 16. Exhibits, Financial Statements and Financial Statement Schedules.

(a)          Exhibits

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and
(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement

3.1	Articles of Incorporation of Professional Holding Corp.	S-1	3.1	1/6/2020

3.2	Bylaws of Professional Holding Corp., effective April 22, 2021	8-K	3.1	4/28/2021

5.1+	Opinion of Michael C. Sontag

23.1+	Consent of Michael C. Sontag (included in Exhibit 5.1)

23.2+	Consent of Crowe LLP, independent registered public accounting firm to Professional Holding Corp. for the fiscal year ended December 31, 2020

24.1+	Power of Attorney (included in signature page)

*	To be filed, if necessary, by amendment or incorporated by reference in connection with the offering of securities.
+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of [Palm Beach Gardens], State of Florida, on the 31st day of August , 2021.

PROFESSIONAL HOLDING CORP.

By:	/s/ Daniel R. Sheehan
	Name:	Daniel R. Sheehan
	Title:	Chairman, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel R. Sheehan, Mary Usategui, and Michael C. Sontag, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Daniel R. Sheehan	Chairman and Chief Executive Officer	August 31, 2021
Daniel R. Sheehan	(Principal Executive Officer)

/s/ Mary Usategui	Chief Accounting Officer	August 31, 2021
Mary Usategui	(Principal Financial Officer and Principal Accounting Officer)

/s/ Margaret Blakey	Director	August 31, 2021
Margaret Blakey

/s/ Rolando DiGasbarro	Director	August 31, 2021
Rolando DiGasbarro

/s/ Norman Edelcup	Director	August 31, 2021
Norman Edelcup

/s/ Carlos M. Garcia	Director	August 31, 2021
Carlos M. Garcia

/s/ Jon L. Gorney	Director	August 31, 2021
Jon L. Gorney

/s/ Abel L. Iglesias	Director	August 31, 2021
Abel L. Iglesias

/s/ Herbert Martens, Jr.	Director	August 31, 2021
Herbert Martens, Jr.

/s/ Ava L. Parker	Director	August 31, 2021
Ava L. Parker

/s/ Lawrence Schimmel	Director	August 31, 2021
Dr. Lawrence Schimmel, M.D.